ARC Network BASIC Membership Application Form

Please print this form, complete the information requested and mail to the address at the bottom of this page or FAX to (858) 618-1088

First Name:

Last Name:

M. Initial:

Mailing Address:

City:

State/Province:

Zip Code:

Title (ex. Accident Reconstructionist, Engineer, Traffic Investigator, etc.):

Service Areas (please list if you do business in other states):

Phone:

Fax:

Email Address:

Specialties:

Web Site Address: http://

How did you hear about the ARC Network?

ACTAR Certified?	YES	NO

PAYMENT INFORMATION

Check Number:

$49 ANNUAL DUES
(Discounts?)

(no charge for the first
two states)
$5 FOR EACH
ADDITIONAL STATE

Type of Card (please circle):	VISA or MASTERCARD

Credit Card Number:

Credit Card Expiration Date:

Name on Credit Card:

INSTRUCTIONS: In order to process and
qualify your application for membership
please include the following on a floppy
disk:
· Current copy of Curriculum Vitae
(professional resume)
· Picture of Company Logo (this is
optional) If you don't have an
electronic graphic, you can include a
picture and we will scan it for you
· Short Bio (1-2 paragraphs) Please
type this in Microsoft Word,
WordPerfect or a text editor.

Mail or FAX this application along with the required
info (located in the box to the left) and the yearly
dues to the following address:

The ARC Network
11650 Iberia Place, Suite 201
San Diego, CA 92128
Fax: (858) 618-1088

If you are Faxing your application, please email us
the required info in the box to the left at
service@accidentreconstruction.com

After review by the membership committee you will be notified of your membership status and your membership package will be sent to you.

I certify the above information is true, correct and complete to the best of my knowledge. I authorize the ARC Network to verify the above information and charge my credit card (if paying by credit card).

Applicant Signature	Date

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